Exhibit 10.32
Execution Copy
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (“Agreement”), is dated as of August 1, 2008 (this “Agreement”), is between RealPage, Inc., a Delaware corporation, located at 4000 International Parkway, Carrollton, TX 75007 (the “Company”), and HV Capital Investors, L.L.C., a Michigan limited liability company, located at 7 West Square Lake Road, Suite 122, Bloomfield Hills, Michigan 48302 (the “Investor”).
     1. Purpose. This Agreement is granted by the Company in favor of Investor under the Note Purchase Agreement, dated August 1, 2008, entered into between the Company and Investor (the “Note Agreement”), and the Note(s) issued to Investor by the Company under the Secured Promissory Note(s) (as may be amended, restated, modified or replaced from time to time, collectively, the “Notes” or individually, a “Note”). Under the Note Agreement and the Notes, Investor may loan the Company up to the sum of $10,000,000. The Company has agreed to secure all debt of the Company to Investor in accordance with the terms and conditions of this Agreement. Capitalized terms not defined in this Agreement have the meaning set forth under the Note Agreement. This Agreement is subject to the senior rights of the Senior Lender under the Subordination Agreement.
     2. Grant of Security Interest. The Company hereby grants to Investor a continuing security interest in the “Collateral” described in Section 3 below to secure the payment of the Notes and all other loans and advances from Investor to the Company of any nature whatsoever arising under the Notes or the Note Agreement (including all renewals, modifications and extensions thereof), including, without limitation all interest, costs, expenses, and reasonable attorneys’ fees, which may be made or incurred by Investor in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral (collectively, "Liabilities”). This Agreement shall be and become effective when, and continue in effect, as long as any Liabilities of the Company to Investor are outstanding and unpaid. Other than the Senior Debt or otherwise permitted under the terms of the Senior Debt ,the Company will not, unless in the ordinary course of business or as approved by its Board of Directors, subject to the provisions and covenants set forth in the Note Agreement, sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Agreement is in effect without the prior written consent of Investor.
     3. Collateral. The “Collateral” covered by this Agreement is all of personal property of the Company, tangible and intangible, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, the following:
3.1 All accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods

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(including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Company’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and
3.2 any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing, include the Intellectual Property to the extent necessary to permit perfection of Investor’s security interest in the Rights to Payment.
     4. Perfection of Security Interest. The Company shall execute and deliver to Investor, concurrently with the Company’s execution of this Agreement and at any time or times hereafter at the request of Investor (and pay the cost of filing or recording same in all public offices deemed necessary by Investor), all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of accounts, designations of inventory, letters of authority and all other documents that Investor may reasonably request, in form satisfactory to Investor, to perfect and maintain perfected Investor’s security interests in the Collateral. In addition, the Company irrevocably authorizes Investor, its agents, attorneys, and representatives, to file financing statements, and amendments thereto, at the Company’s expense, necessary to establish and maintain Investor’s perfected security interest in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, the Company shall make appropriate entries on its books and records disclosing Investor’s security interests in the Collateral. Upon payment of the Notes, Investor authorizes the Company to file any and all termination statements necessary in the Company’s discretion to terminate Investor’s security interests in the Collateral.
     5. Warranties. The Company warrants and agrees that while any of the Liabilities remain unperformed and unpaid and except as may occur in the ordinary course of business or be

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approved by the Company’s Board of Directors, subject to the provisions and covenants set forth in the Note Agreement, (i) other than as a part of the Senior Debt, the Company is the owner of the Collateral free and clear of all liens or security interests and all Chattel Paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other liens and security interests other than Permitted Liens, as such Term is defined in the Note Agreement, no financing statement other than that of Investor and for Permitted Liens is on file covering the Collateral or any of it and if Inventory is represented or covered by documents of title, the Company is the owner of the documents, free of all liens and security interest other than Investor’s security interest; (ii) the Company’s exact legal name is as set forth above; (iii) the Company is an organization of the type and organized in the jurisdiction set forth above, (iv) the address of the Company’s principal office is as set forth above, while the addresses of the Company’s other places of business where Collateral is now or may in the future be located, and the Company’s business locations shall not be changed without the prior written consent of Investor, and the Company further warrants that the Collateral, wherever located, is covered by this Agreement; (v) the Collateral will not be used, nor will the Company permit the Collateral to be used, for any unlawful purpose, whatever; (vi) the Company will neither change its name, form of business entity nor address of its principal office without giving written notice thereof to Investor at least thirty (30) days prior to the effective date of such change; and the Company agrees that all documents, instruments and agreements demanded by Investor in response to such change shall be prepared, filed and recorded at the Company’s expense prior to the effective date of such change; (vii) the Company shall at all times maintain the Collateral in first class condition and repair; (viii) the Company will indemnify and hold Investor harmless against claims of any persons or entities not party to this Agreement concerning disputes arising over the Collateral; and (ix) the Collateral is or will be located at the addresses set forth in Exhibit A.
     6. Covenants Concerning the Company’s Legal Status. The Company covenants with Investor as follows: (i) without providing at least thirty (30) days prior written notice to Investor, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (ii) if the Company does not have an organizational identification number and later obtains one, the Company shall forthwith notify Investor of such organizational identification number, and (iii) the Company will not change its type of organization, jurisdiction of organization or other legal structure.
     7. Insurance, Taxes, Etc. The Company shall, subject to the terms of the Note Agreement, (i) pay all taxes, levies, assessments, judgments and charges of any kind upon or relating to the Collateral, to the Company’s business, and to the Company’s ownership or use of any of its assets, income or gross receipts; (ii) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be recommended by the Company’s Board of Directors which policies shall expressly provide that loss thereunder shall be payable to Investor as its interest may appear (and Investor shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as Investor may reasonably determine); (iii) maintain at its own expense public liability and property damage insurance in such amounts

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with such companies, under such policies and in such form as shall be recommended by the Company’s Board of Directors; and, upon Investor’s request, shall furnish Investor with such policies and evidence of payment of premiums thereon. If the Company at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien or encumbrance, then Investor, without waiving or releasing any obligation or default of the Company hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Investor reasonably deems advisable. All sums so disbursed by Investor, including reasonable attorneys’ fees, court costs, expenses, and other charges relating thereto, shall be part of the Company’s Liabilities, secured hereby, and payable on demand.
     8. Sale, Collections, Etc.
          8.1 Until the occurrence of an Event of Default (as that term is defined below), Investor authorizes and permits the Company to collect Accounts from Account debtors. Subject to the Subordination Agreement, this privilege may be terminated by Investor at any time upon the occurrence of a Default as set forth in this Agreement, and Investor thereupon shall be entitled to and have all of the ownership, title, rights, securities and guarantees of the Company in respect thereto, and in respect to the property evidenced thereby, including the right of stoppage in transit, and Investor may notify any Account debtor of the assignment of Accounts and collect the same; thereafter the Company will receive all payments on Account as agent of and for Investor and will transmit to Investor, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of Accounts, including all cash monies, similarly received by the Company. Subject to the Subordination Agreement, until such delivery, the Company shall keep all such remittances separate and apart from the Company’s own funds, capable of identification as the property of Investor, and shall hold the same in trust for Investor.
          8.2 Until the occurrence of an Event of Default and until such time as Investor shall notify the Company of the revocation of such power and authority the Company may (i) only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose; (ii) use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on the Company’s business; and the Company shall, at its own expense, endeavor to collect, as and when due all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Investor may reasonably request or, in the absence of such request, as the Company may deem advisable. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.
     9. Waiver. The Company waives all defenses and setoffs which could hinder or reduce the obligations of the Company under this Agreement. In addition, except as expressly prohibited by law, the Company waives any right it has to require Investor to give notice of the details of any

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public or private sale of personal property security held from the Company or pursue any remedy available to Investor.
     10. Information. Subject to the terms of the Note Agreement, the Company shall permit Investor or its agents upon reasonable prior written notice, during business hours to have access to and to inspect all the Collateral and may from time to time verify Accounts and Chattel Paper, inspect, check, make copies of or extracts from the books, records and files of the Company, and the Company will make same available at any time for such purposes. In addition, subject to the terms of the Note Agreement, the Company shall promptly supply Investor with financial and such other information concerning its affairs and assets as Investor may reasonably request from time to time.
     11. Event of Default.
          11.1 An Event of Default shall exist as and when provided under a Note.
          11.2 An Event of Default shall exist if Company permits the inclusion in any contract to which it or a subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of the Collateral.
          11.3 An Event of Default shall exist if Company permits Liens, other than Permitted Liens, as such terms are defined in the Note Agreement, on any of its Collateral, including without limit the Intellectual Property.
          11.4 Upon the occurrence of an Event of Default, the Notes and all other Liabilities may (notwithstanding any provisions thereof) at the option of Investor and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and subject to the Subordination Agreement Investor may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under applicable law. Subject to the Subordination Agreement, the Company agrees, in case of an Event of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to Investor and to pay all costs of Investor of collection of the Notes and all other Liabilities, and enforcement of rights hereunder, including reasonable attorneys’ fees and legal expenses, including participation in bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least seven days before such disposition, postage prepaid, addressed to the undersigned either at the address shown below, or at any other address of the undersigned appearing on the records of Investor.
          11.5 SUBJECT TO THE SUBORDINATION AGREEMENT, THE COMPANY AGREES THAT INVESTOR SHALL, IN THE EVENT OF ANY DEFAULT, HAVE THE RIGHT TO PEACEFULLY TAKE POSSESSION ANY OF THE COLLATERAL. THE COMPANY WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

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     12. General. Time shall be deemed of the very essence of this Agreement. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by Delaware Code Title 6, Articles 1-11, as amended, revised or replaced by any successor laws hereafter enacted (the “Delaware Uniform Commercial Code”). Investor shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Company requests in writing, but failure of Investor to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Investor to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by the Company shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. Any delay on the part of Investor in exercising any power, privilege or right hereunder, or under any other instrument executed by the Company to Investor in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Investor of any Event of Default by the Company shall not constitute a waiver of any subsequent Events of Default, but shall be restricted to the Event of Default so waived. All rights, remedies and powers of Investor hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in or by any other instruments or by the Delaware Uniform Commercial Code, or any laws now existing or hereafter enacted.
     This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to any applicable principles of conflicts of laws. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Investor hereunder shall inure to the benefit of its successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of the Company.
     All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via receipted facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (i) if to Investor, at the address furnished by Investor to the Company in writing, or (ii) if to the Company, at the address first shown above or facsimile number (972) 820 3932, or at such other address as the Company shall have furnished to Investor in writing.
     This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior written and oral communications or understandings. This Agreement may be amended or supplemented only by a writing signed on behalf of both parties. The Company acknowledges receipt of a true and complete copy of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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     INVESTOR AND THE COMPANY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, INVESTOR AND THE COMPANY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.
* * * * * * * * * * * * * * * * *

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     The parties have executed this Security Agreement between RealPage, Inc. and HV Capital Investors, L.L.C. as of the date first written above.

COMPANY:		INVESTOR:

RealPage, Inc., a Delaware corporation		HV Capital Investors. L.L.C., a Michigan limited liability company

By:	/s/ Timothy J. Barker	By:	GWH Management, LLC
	Timothy J. Barker	Its:	Manager
Its: Executive Vice President
Chief Financial Officer and Treasurer

		By:	/s/ Glennon Healey

Glennon W. Healey
Its: Manager

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Exhibit A
Collateral Locations

1.	600 Blair Park Road, Suite #270
Williston, VT 05495

2.	4000 International Parkway
Carrollton, TX 75007

3.	4120 International Parkway, Suite 1000
Carrollton, Texas 75007

4.	36 Discovery, Irvine, CA
Irvine, CA 92618

5.	Laxmi Cyber City, 2nd Floor
Hi-tech City, Kondapur
Hyderabad, India

6.	Two Live Oak Center
3445 Peachtree Rd NE, Suite 1400
Atlanta, GA 30326

7.	In addition, certain computers and telecommunications equipment will be in the possession of certain employees at sites in states other than those listed above.

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 12:39 PM 08/04/2008
INITIAL FILING # 2008 2655684

SRV: 080842464

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] — Account No.
ERNEST WHEELER, JR. (313) 658-2983

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Please Return to Beth Sullivan
CTCORPORATION
A WoltersKluwer Company
208 South LaSalle Suite 814
Chicago, IL 60604

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION'S NAME REALPAGE, INC.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 4000 INTERNATIONAL PARKWAY	CITY CARROLLTON	STATE TX	POSTAL CODE 75007	COUNTRY USA
1d. TAX ID#: SSN OR EIN / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION CORPORATION	1f. JURISDICTION OF ORGANIZATION DELAWARE	1g. ORGANIZATIONAL ID#, if any 3746390 ☐ NONE	

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID#: SSN OR EIN / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID#, if any ☐ NONE	

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME HV CAPITAL INVESTORS, L.L.C.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 7 WEST SQUARE LAKE ROAD, SUITE 122	CITY BLOOMFIELD HILLS	STATE MI	POSTAL CODE 48302	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

SEE ATTACHED EXHIBIT "A".

5. ALTERNATIVE DESIGNATION (if applicable)	LESSEE/LESSOR ☐	CONSIGNEE/CONSIGNOR ☐	BAILEE/BAILOR ☐	SELLER/BUYER ☐	AG. LIEN ☐	NON-UCC FILING ☐
6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. ☐ Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) ☐ [ADDITIONAL FEE] [optional]			All Debtors ☐	Debtor 1 ☐	Debtor 2 ☐

8. OPTIONAL FILER REFERENCE DATA
REALPAGE, INC. (14004-35 – BMD) DE SOS — 7318 7723-80

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Detroit_847934_1

EXHIBIT A
The “Collateral” covered by this Financing Statement is all of personal property of the Debtor, tangible and intangible, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, the following:
     1.1 All accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general Intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), Inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and
     1.2 any and all cash proceeds and/or noncash proceeds of any of the foregoing, Including, without limitation, Insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
     Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future Infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing, include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in the Rights to Payment.